EXHIBIT 99.1

PRESS RELEASE

PIRELLI & C. AMBIENTE AND CLEAN DIESEL TECHNOLOGIES, INC. FORM JV TO MARKET AND SELL EMISSION CONTROL PRODUCTS IN EUROPE AND THE CIS COUNTRIES

Ventura (California,), Milan (Italy), February 20, 2013 – Pirelli & C. Ambiente SpA and Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (CDTi) today announced the signing of an agreement to form a joint venture company to market and sell emissions control products for both gasoline and diesel applications in Europe and the CIS countries. The new joint venture company, Eco Emission Enterprise Srl, will be located in Milan, Italy, and is expected to begin operations in March 2013.

Through the joint venture, CDTi and Pirelli aim to consolidate their leadership in supplying solutions to control polluting emissions for the on-road and off-road heavy and light duty markets, both in the Original Equipment and After Market segments. In addition, the two companies intend to enhance the synergies deriving from the joint venture through eventual joint initiatives. The agreement entails the supply to the joint venture of silicon carbide substrates by Pirelli & C. Eco Technology RO (Romania) and emission control solutions by CDTi. Eco Emission Enterprise Srl, which will have an international management team, will operate as the commercial arm for both partners on the European market.

“We take great pride in forming a strategic joint venture with Pirelli, a globally-renowned multinational company with leading technologies and products,” said Craig Breese, Chief Executive Officer of CDTi.  “The formation of the joint venture enhances our combined product portfolios and capabilities and aligns well with both companies’ business development strategy. This agreement expands and enhances CDTi’s presence in Europe and leverages Pirelli’s longstanding OEM relationships and rich history as a global leader in the European market, making them the perfect partner for CDTi.”

"With their high level of technological expertise and long experience in emissions' control systems, CDTi is an ideal partner with whom to develop commercial initiatives for the distribution of our products. The joint venture is a first step and will allow us to develop important synergies and expand our markets of reference, as well offering our clients an ever more complete range of products with high level technological components," said Giorgio Bruno, Chief Executive Officer of Pirelli & C. Ambiente.

CDTi is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. CDTi is headquartered in Ventura, California and currently has operations in the U.S., Canada, U.K., France, Japan and Sweden.

Pirelli & C. Ambiente S.p.A provides solutions for sustainable development in relation to energy production. This includes alternative combustion fuels such as CDR-P, a high quality combustible derived from solid urban waste, as well as photovoltaic and wind installations through its indirect holding in Greentech Energy Systems A/S. Pirelli & C. Eco Technology RO (Romania), develops and produces environmental solutions principally based on silicon carbide. Both companies are 100%-owned units of the Pirelli Group.

Forward-Looking Statements Safe Harbor. Certain statements in this news release, such as statements regarding future collaborations or joint initiatives, or the possibility of increased sales or market expansion, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in CDTi’s filings with the U.S. Securities and Exchange Commission, uncertainties and other factors that may cause the actual results, performance or achievements of CDTi to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither CDTi nor Pirelli assume any obligation to update the forward-looking information contained in this release.

CDTi Investor Relations – Tel. +1 (805) 639 9555 – ir@cdti.com

www.cdti.com

Pirelli Press Office – Tel. +39 02 64424270 – pressoffice@pirelli.com

Pirelli Investor Relations – Tel. +39 02 64422949 – ir@pirelli.com

www.pirelli.com